Exhibit 10.4K

INSTRUCTIONS

Shares of Restricted Stock

A Long Term Incentive Award

(The Agreement begins after this page)

You will be deemed to have accepted this Restricted Stock award and agreed to be bound by the terms and conditions of the Notice of Grant and Signature Page, the Restricted Stock Agreement and the Plan (as defined in such Notice) unless you inform the Company in writing that you wish to decline the Restricted Stock award.

To decline the Restricted Stock Award, please send written notice of your decision to decline this Restricted Stock award to the Stock Plan Administrator as follows:

o	via e-mail

▪	alma.gonzalez-monarrez@watson.com

o	via inter-office mail

▪	Stock Plan Administrator, Corona, Bldg 4, Finance Dept

o	or via regular mail to

Actavis, Inc.

Attn: Stock Plan Administrator

Bldg 4, Finance Department

P.O. Box 1900

311 Bonnie Circle

Corona, CA 92878

In order to be effective, your written notice to decline the Restricted Stock Award must be received by the Stock Plan Administrator prior to the date that is 30 days immediately following the Date of Grant set forth on the Notice of Grant and Signature Page. The company, including its stock plan administration, will not be responsible for any delivery delay of your notice for any reason.

If you do not decline this Restricted Stock award within 30 days immediately following the Date of Grant, you will be deemed to have accepted this Restricted Stock award. Should you choose to decline this grant; the grant will be updated to reflect your decision.

Shares of Restricted Stock

ACTAVIS, INC.

2001 INCENTIVE AWARD PLAN

NOTICE OF GRANT AND SIGNATURE PAGE

Congratulations, you (“Holder”) have been granted an award of restricted shares of Common Stock of Actavis, Inc., a Nevada corporation (the “Company”), subject to the restrictions imposed under this Notice of Grant and Signature Page and the Award Agreement (the “Restricted Stock” award). The Restricted Stock award is subject to the terms and conditions of the Award Agreement and the Amendment and Restatement of The 2001 Incentive Award Plan of the Company, as amended from time to time (the “Plan”), which are attached hereto as Exhibits 1-A and 1-B, respectively, and of which this Notice of Grant and Signature Page is a part. By accepting (or being deemed to have accepted) the Restricted Stock award, you represent and warrant to the Company that you have read the Award Agreement and the Plan and agree to be bound by their terms and conditions. Capitalized terms not otherwise defined in this Notice of Grant and Signature Page shall be as defined in the Plan and the Award Agreement.

Subject to the terms and conditions of the Award Agreement and the Plan, the terms and conditions of this Restricted Stock award are set forth below:

Holder’s Name:	FIRST NAME, LAST NAME	Total Number of Shares Granted:	TOTAL SHARES GRANTED,

Date of Grant: OPTION DATE, Month DD, YYYY

Subject to the terms and restrictions of the Award Agreement and the Plan, this Restricted Stock award shall be eligible to become vested in accordance with the following schedule:

On Each of These Dates	This Restricted Stock Award Shall be Eligible to Become Vested with Respect to the Following Number of Shares
VEST_DATE_PERIOD1,’Month DD, YYYY’	SHARES_PERIOD1
VEST_DATE_PERIOD2,’Month DD, YYYY’	SHARES_PERIOD2
VEST_DATE_PERIOD3,’Month DD, YYYY’	SHARES_PERIOD3
VEST_DATE_PERIOD4,’Month DD, YYYY’	SHARES_PERIOD4
Total Shares	TOTAL_SHARES_GRANTED

NOTE, schedule does not reflect cumulative vesting.

IN WITNESS WHEREOF, the Company has granted this Restricted Stock award, subject to the terms and conditions set forth herein, on the Date of Grant specified above.

ACTAVIS, INC.

Chief Executive Officer

GRANT NO:   OPTION_NUMBER

ACCOUNT_ID    /     Shares of Restricted Stock

EXHIBIT 1-A

AWARD AGREEMENT

THIS AWARD AGREEMENT, dated as of the Date of Grant appearing on the Notice of Grant and Signature Page hereof, is made by and between Actavis, Inc., a Nevada corporation (the “Company”), and the Employee whose name appears on the Notice of Grant and Signature Page hereof (“Holder”).

WHEREAS, the Company wishes to grant to Holder shares of its Common Stock, pursuant to the terms and conditions and restrictions of the Notice of Grant and Signature Page, this Award Agreement and the Amendment and Restatement of The 2001 Incentive Award Plan of Actavis, Inc., as amended from time to time (the terms of which are hereby incorporated by reference and made a part of this Award Agreement, the “Plan”); and

WHEREAS, it has been determined that it would be to the advantage and best interest of the Company and its stockholders to grant Holder the Restricted Stock award as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

ISSUANCE OF RESTRICTED STOCK

Section 1.1 - Issuance of Restricted Stock.   In consideration of the recitals, Holder’s agreement to remain in the employ of the Company or a Subsidiary, and for other good and valuable consideration, the Company agrees to issue to Holder the shares of Common Stock specified in the Notice of Grant and Signature Page (the “Restricted Stock”) upon the terms and conditions set forth in this Award Agreement. The Restricted Stock shall be entered in book entry form or evidenced by certificates held in custody by the Company or its designee, as determined by the Company in its sole discretion.

Section 1.2 - Consideration to the Company.   As partial consideration for the issuance of the Restricted Stock by the Company, Holder agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Award Agreement or in the Plan shall confer upon Holder any right to continue in the employ of the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between Holder and the Company and any Subsidiary.

Section 1.3 - Adjustments in Restricted Stock.   The Administrator may adjust the Restricted Stock in accordance with the provisions of Section 12.3 of the Plan.

ARTICLE II

RESTRICTIONS

Section 2.1 - Forfeiture of Restricted Stock.   Except as may be otherwise provided pursuant to Company policy, a valid employment agreement or otherwise, in each case as and to the extent applicable, in the event of Holder’s Termination of Employment, any Restricted Stock (including, without limitation, any cash, securities or other property subject to Section 2.5) that has not vested as of the date of the Termination of Employment shall thereupon be forfeited and surrendered by Holder and transferred and delivered by Holder to the Company for no consideration (the “Forfeiture Restriction”). For purposes of this Award Agreement, the “Restrictions” shall mean the Forfeiture Restriction and the restrictions on sale or other transfer of the Restricted Stock and other restrictions as set forth in this Article II.

Section 2.2 - Transferability of the Restricted Stock.   Except as provided herein, Holder (and Holder’s legal representative) shall not sell, exchange, transfer, alienate, hypothecate, pledge, encumber or assign the Restricted Stock subject to the Forfeiture Restriction, or any interest or right with respect thereto. Neither the Restricted Stock subject to the Forfeiture Restriction nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, this Section 2.2 shall not prevent transfers subject to the consent of the Administrator, pursuant to a DRO.

Section 2.3 - Legend.   Any share certificate(s) evidencing the Restricted Stock issued hereunder (or any account or other evidence representing the Restricted Stock issued hereunder) shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ACCOUNT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND FORFEITURE RESTRICTIONS HELD BY THE COMPANY AS SET FORTH IN A NOTICE OF GRANT AND SIGNATURE PAGE AND AWARD AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. SUCH TRANSFER RESTRICTIONS AND FORFEITURE RESTRICTIONS ARE BINDING ON TRANSFEREES OF THIS RESTRICTED STOCK.

Section 2.4 - Lapse of Restrictions.

(a)        As of the date of issuance under Section 1.1, all of the Restricted Stock shall be subject to the Restrictions. Subject to Section 2.1 and the terms and conditions of the Plan, and except as may be otherwise provided pursuant to Company policy, a valid employment agreement or otherwise, in each case as and to the extent applicable, the Restrictions shall lapse as to the number of shares of Restricted Stock specified in the Notice of Grant and Signature Page, on the date or dates, or upon satisfaction of the condition or conditions, specified therein.

(b)        Upon the lapse of the Restrictions on the Restricted Stock (or portion thereof), the Company may, in its sole discretion, cause new certificates (or accounts or other evidence representing the Restricted Stock issued hereunder) to be issued with respect to such Restricted Stock and delivered to Holder or his legal representative, free from the legend provided for in Section 2.3 and of any of the other Restrictions. Notwithstanding the foregoing, no such new certificate, account or other evidence shall be delivered to Holder or his legal representative unless and until Holder or his legal representative shall have paid to the Company in cash the full amount of all federal, state and local withholding and employment taxes applicable to the taxable income and wages of Holder resulting from the award of the Restricted Stock or the lapse of the Restrictions, or Holder has otherwise provided for the tax withholding required with respect to the issuance, vesting or payment pursuant to this Restricted Stock award in accordance with Section 3.8.

Section 2.5 - Restrictions on Distributions, etc.   In the event that any dividend or other distribution (including ordinary cash dividends, and whether in the form of Common Stock, other securities, or other property), or other distribution by reason of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-off, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, or issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar transaction or event, is paid, issued, exchanged or distributed in respect of Restricted Stock, such new or additional or different shares or securities or property (including cash) which are attributable to Holder in his capacity as the owner of the Restricted Stock then subject to Restrictions, shall be considered to be Restricted Stock and shall be subject to all of the Restrictions, unless the Administrator shall, in its discretion, otherwise provide.

ARTICLE III

OTHER PROVISIONS

Section 3.1 - Administration.   The Administrator shall have the power to interpret the Plan and this Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend this Award Agreement, provided that the rights or obligations of Holder are not affected adversely. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Holder, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Stock award.

Section 3.2 - Conditions to Issuance of Stock Certificates.   The Restricted Stock may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue the Restricted Stock or issue or deliver any certificate or certificates (or any account or other evidence representing issuance) for shares of Common Stock or other cash, stock or other property pursuant to this Award Agreement prior to fulfillment of all of the following conditions:

(a)        The admission of such shares to listing on all stock exchanges on which such class of stock is then listed, if applicable; and

(b)        The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, if applicable, or the receipt of further representations from Holder as to investment intent or completion of other actions necessary to perfect exemptions, as the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c)        The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d)        The lapse of such reasonable period of time as the Administrator may from time to time establish for reasons of administrative convenience; and

(e)        The receipt by the Company of payment of any applicable withholding tax in accordance with Section 3.8.

Section 3.3 - Rights as Stockholder.   Except as otherwise provided herein (including in Section 2.5), Holder shall have all the rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock, subject to Section 2.5.

Section 3.4 - Notices.   Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to Holder shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to Holder shall, if Holder is then deceased, be given to Holder’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 3.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 3.5 - Titles and Construction.   Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of New Jersey, without regard to conflicts of laws thereof.

Section 3.6 - Conformity to Securities Laws.   Holder acknowledges that the Plan and this Award Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Award Agreement and the Restricted Stock shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 3.7 - Section 83(b) Election.   Holder understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares at the time the Restrictions on such shares lapse. Holder understands that, notwithstanding the preceding sentence, Holder may elect to be taxed on the Date of Grant, rather than at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Date of Grant. In the event Holder files an 83(b) Election, Holder will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares as of the Date of Grant. Holder further understands that an additional copy of such 83(b) Election form should be filed with Holder’s federal income tax return for the calendar year in which the date of this Agreement falls. Holder acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the award of Restricted Stock hereunder, and does not purport to be complete. HOLDER FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT

RESPONSIBLE FOR FILING HOLDER’S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED HOLDER TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH HOLDER MAY RESIDE, AND THE TAX CONSEQUENCES OF HOLDER’S DEATH.

Section 3.8 — Tax Withholding.   The Company shall be entitled to require payment in cash or deduction from the shares of Common Stock issued under this Restricted Stock award or other compensation payable to Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or payment pursuant to this Restricted Stock award. Except as otherwise provided by the Administrator in its discretion, in satisfaction of the foregoing requirement, the Company shall withhold shares of Common Stock issued under this Restricted Stock award and Holder hereby elects to transfer and deliver to the Company such shares of Common Stock having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan and this Award Agreement, the shares of Common Stock which may be withheld with respect to the issuance, vesting or payment under this Restricted Stock award in order to satisfy Holder’s federal and state income taxes and payroll tax liabilities with respect to the issuance, vesting or payment under this Restricted Stock award shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state income tax and payroll tax purposes that are applicable to such supplemental taxable income.

Section 3.9 — No Entitlement or Claims for Compensation.

(a)        Holder’s rights, if any, in respect of or in connection with Restricted Stock awards or any other award is derived solely from the discretionary decision of the Company to permit Holder to participate in the Plan and to benefit from a discretionary award. By accepting this Restricted Stock award, Holder expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional awards to Holder. This Restricted Stock award is not intended to be compensation of a continuing or recurring nature, or part of Holder’s normal or expected compensation, and in no way represents any portion of a Holder’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

(b)        Neither the Plan nor this Restricted Stock award or any other award granted under the Plan shall be deemed to give Holder a right to remain an Employee, Consultant or Director of the Company, a Subsidiary or parent or any other affiliate. The Company and its Subsidiaries, parents and affiliates, as applicable, reserve the right to Terminate the Consultancy, Directorship or Employment of Holder, as applicable, at any time, with or without cause, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any), and Holder shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan, this Restricted Stock Unit award or any outstanding award that is forfeited and/or is terminated by its terms or to any future award.

Section 3.10 - Electronic Delivery.   The Company may, in its sole discretion, decide to deliver any documents related to Holder’s current or future participation in the Plan by electronic means or to request Holder’s consent to participate in the Plan by electronic means. Holder hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

ARTICLE IV

DEFINITIONS

All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

EXHIBIT 1-B

AMENDMENT AND RESTATEMENT OF 2001 INCENTIVE AWARD PLAN

Provided separately